                                                                    EXHIBIT 2


                             AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT, dated as of this 23rd day of May, 1997, by and between AXIOM INC., a Delaware corporation ("Axiom"), and SECURICOR TELESCIENCES INC., a Delaware corporation ("STI").

     WHEREAS, Axiom is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 29, 1994 and whose name was changed from Securicor Communications Inc. by amendment dated May 22, 1997; and

     WHEREAS, STI is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on July 1, 1994; and

     WHEREAS, STI is the wholly-owned subsidiary of Axiom and Axiom is a direct wholly-owned subsidiary of Securicor Communications Limited, a company duly organized and existing under the laws of England (the "Direct Parent"), itself an indirect wholly-owned subsidiary of Securicor plc; and

     WHEREAS, the Boards of Directors of Axiom and STI deem it desirable, upon the terms and subject to the conditions stated herein, that STI be merged with and into Axiom pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL") and that Axiom shall be the surviving corporation of said merger (the "Merger").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

Section 1 - The Terms.

     (a) As promptly as practicable following the date hereof, upon the terms and subject to the conditions of this Agreement, STI shall be merged with and into Axiom in accordance with the laws of the State of Delaware, with Axiom being the surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation"), and the separate existence of STI shall cease.

     (b) The Surviving Corporation shall have the name "Axiom Inc." and, pursuant to Section 259 of the DGCL, shall, among other things, possess all the rights, privileges, powers and franchises of Axiom and STI and shall be subject to all the restrictions, disabilities and duties of each of such corporations.

     (c)  Upon the Effective Date:

          (i) The aggregate of the then outstanding shares of STI Common Stock, shall, by virtue of the Merger and without any action on the part of Axiom, shall be canceled.

          (ii) Each share of Common Stock of Axiom issued and outstanding immediately prior to the Effective Date shall remain outstanding without modification or addition.

          (iii) The number of issued and outstanding shares of capital stock of the Surviving Corporation after the the Effective Date shall be 100 shares of Common Stock, all of which shall be held beneficially and of record by the Direct Parent.

          (iv) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall be the certificate of incorporation and bylaws of Axiom Inc.

          (v) The directors of the Surviving Corporation shall be the persons listed below, with each serving until such time as their successors have been elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law, unless sooner removed, retired, disqualified or deceased:

               Edward A. Hough
               Andrew P. Maunder
               Sammy W. Pearson
               Trevor Sokell
               Michael G. Wilkinson

          (vi) The officers of the Surviving Corporation shall be the persons below, with each officer serving in the offices set forth beside their names until such time as their successors have been elected and qualified in accordance with the Bylaws of the Surviving Corporation and applicable law, unless sooner removed, retired, disqualified or deceased.

               Andrew P. Maunder     -    President and Chief Executive Officer
               Donald Hoffman        -    Senior Vice President, Strategic
                                          Customer Development
               William J. Rahe, Jr.  -    Vice President, Engineering
               Mark J. Kadish        -    Chief Financial Officer and Secretary
               Michael J. Farina     -    Vice President, Marketing and Sales
               Joseph F. Gorecki     -    Vice President, Program Management and
                                          Customer Service

Section 2 - Effective Date.

     (a) The Effective Date of the Merger shall be the time and date that the Certificate of Merger, dated as of May , 1997 and attached hereto as
Exhibit I, is filed with the Secretary of State of the State of Delaware.

Section 3 - Covenants and Agreements.

     (a) Axiom covenants and agrees that it will present this Agreement for adoption or rejection by action of its sole stockholder, the Direct Parent, and will furnish to such holder all such documents and information in connection therewith as is required by law, and will recommend to such holder approval of this Agreement by means of a written consent in lieu of special meeting in accordance with the provisions of Section 228 of the DGCL.

     (b) Axiom further covenants and agrees that it shall, as the sole stockholder of STI, approve this Agreement by means of a written consent in lieu of special meeting in accordance with the provisions of Section 228 of the DGCL.

Section 4 - Certificate

     IN WITNESS WHEREOF, Axiom and STI have each caused this Agreement to be executed by their respective Chief Executive Officers attested by their respective Secretaries, all as of the date first written above.


ATTEST:                  AXIOM INC.


   /s/ Mark J. Kadish                            /s/ Edmund A. Hough
--------------------------------              ---------------------------------
Mark J. Kadish                                Edmund A. Hough, President
Secretary                                     and Chief Executive Officer


ATTEST:                                       SECURICOR TELESCIENCES INC.


 /s/ Mark J. Kadish                           /s/ Andrew P. Maunder
--------------------------------              ---------------------------------
Mark J. Kadish                                Andrew P. Maunder, President
Secretary                                     and Chief Executive
                                              Chief Executive Officer

                                CERTIFICATE OF MERGER

                                          OF

                              SECURICOR TELSCIENCES INC.

                                         INTO

                                      AXIOM INC.

     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and the state of incorporation of each of the constituent corporations of the merger is as follows:


                Name                        State of Incorporation
                ----                        ----------------------

             Axiom Inc.                            Delaware

      Securicor Telesciences Inc.                  Delaware


     SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD:  That the name of the surviving corporation of the merger is Axiom
Inc.

     FOURTH: That the certificate of incorporation of Axiom Inc. shall be the certificate of incorporation of the surviving corporation.

     FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 351 New Albany Road, Moorestown, New Jersey 08054.

     SIXTH: That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, Axiom Inc. has caused the Certificate to be signed by its authorized officer, this 23rd day of May, 1997.

                                        AXIOM INC.


                                       By:  /s/ Edmund A. Hough
                                          ----------------------------------
                                          Edmund A. Hough, President and
                                          Chief Executive Officer